Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2003, except for Note 14, as to which the date is February 25, 2003, relating to the consolidated financial statements and our report dated January 31, 2003, relating to the financial statement schedule, which appear in Kyphon Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

/s/ San Jose, California

April 2, 2003